Exhibit 1.1

Execution Copy

SLM Funding LLC

Student Loan-Backed Notes

Underwriting Agreement

October  23, 2013

Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, NY 10005

Ladies and Gentlemen:

SLM Education Credit Finance Corporation (“SLM ECFC”), a Delaware corporation, will cause SLM Funding LLC (the “Company”), a Delaware limited liability company and a wholly-owned subsidiary of SLM ECFC, to sell pursuant to the terms and conditions stated in this underwriting agreement (this “Agreement”) to Deutsche Bank Securities Inc. (the “Underwriter” with respect to those eleven certain classes of Floating Rate Class B Student Loan-Backed Notes (each a “Class” and collectively, the “Notes”)) issued by the eleven related trusts (each a “Trust” and collectively the “Trusts”) which had been retained by the Company on the closing date related to each such Class of Notes, all as set forth on Schedule I attached hereto.  Each Class of Notes is being offered pursuant to and is described more fully in the applicable Supplement, each dated October 23, 2013, to the Prospectus Supplement and the Base Prospectus related to each Class of Notes, as set forth on Schedule II attached hereto.  All capitalized terms used in this Agreement which are not separately defined herein shall have the respective meanings set forth in the specific Indenture for the Notes set forth on Schedule III hereto, in each case among Deutsche Bank National Trust Company, as successor-in-interest to Deutsche Bank Trust Company Americas, as the related Indenture Trustee, the related Trust and Deutsche Bank Trust Company Americas, as successor-in-interest to The Bank of New York Mellon Trust Company, National Association, as the related Eligible Lender Trustee (each an “Indenture” and collectively, the “Indentures”).

1.         The Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Notes subject to the terms and conditions set forth herein and in Schedule I hereto.

2.         The Company and SLM ECFC represent and warrant to, and agree with, the Underwriter as follows (it being agreed and understood that the statements set forth in clauses (d), (e), (g), (h), (j), (k) and (m) of this Section 2 with respect to SLM ECFC, the Servicer or the

Administrator constitute representations, warranties and agreements of SLM ECFC only and not of the Company):

(a)         A registration statement on Form S-3 (File No. 333-166301), including a form of prospectus, in respect of the Notes has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Underwriter and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, to the Underwriter, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), each in the form heretofore delivered to the Underwriter; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the best of SLM ECFC’s or the Company’s knowledge, threatened by the Commission; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus relating to each Class of the Notes being offered by that particular prospectus, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called a “Prospectus”; any reference herein to any Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of that Prospectus; any reference to any amendment or supplement to a Prospectus shall be deemed to refer to and include any documents filed after the date of that Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in that Prospectus; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to a Prospectus as amended or supplemented shall be deemed to refer to that Prospectus as amended or supplemented in relation to the applicable Class of Notes being offered by that Prospectus in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b)         The documents incorporated by reference in any Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act, the Exchange Act and the Trust

Indenture Act of 1939, as amended (the “Trust Indenture Act”), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in any Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act, the Exchange Act and the Trust Indenture Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter of the Notes expressly for use in the applicable Prospectus as amended or supplemented relating to the related Class of Notes;

(c)         The Registration Statement and each Prospectus conform, and any further amendments or supplements to the Registration Statement or each Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act, as applicable, and the rules and regulations of the Commission thereunder and do not and will not, (i) as of the applicable effective dates, as to the Registration Statement and any amendment thereto, (ii) as of the applicable filing date, as to each Prospectus and any amendment or supplement thereto, and (iii) as of the date of the pricing, at the Time of Sale (as set forth in Schedule I hereto) and at the Time of Delivery, as to each Prospectus as amended or supplemented and the related Ratings FWP (as defined below) (taken as a whole), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the related Prospectus, as amended or supplemented, or the related Ratings FWP, as applicable;

(d)         Neither SLM ECFC or any of its subsidiaries, taken as a whole, nor the Company has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.  There has not been (A) any material adverse change in the capital stock or long-term debt of SLM ECFC or any of its subsidiaries, taken as a whole, or the Company or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of SLM ECFC or any of its subsidiaries, taken as a whole, or the Company, since the date of SLM Corporation’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q or any Form 8-K filed with the Commission, as applicable, unless disclosed in writing to the Underwriter, on or prior to the date of this Agreement;

(e)           The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Prospectus and to consummate the transactions contemplated therein and herein, and is a wholly-owned subsidiary of SLM ECFC as of the date hereof.  The Servicer has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority  (corporate or otherwise) to own its properties and conduct its business as described in each Prospectus and to consummate the transactions contemplated therein.  The Administrator has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate or otherwise) to own its properties and conduct its business as described in each Prospectus and to consummate the transactions contemplated therein. SLM ECFC has been duly formed and is validly existing under the laws of the State of Delaware, with power and authority (corporate or otherwise) to own its properties and conduct its business as described in each Prospectus as amended or supplemented and to consummate the transactions contemplated therein and herein.

(f)         All of the issued membership interests of the Company have been duly and validly authorized and issued and are owned beneficially and of record by SLM ECFC as of the date hereof;

(g)         This Agreement has been duly authorized, executed and delivered by the Company and SLM ECFC.  The Notes have been duly authorized, executed and issued.  The Notes constitute valid and legally binding obligations of the related Trust entitled to the benefits provided by the applicable Indenture for such Class of Notes.  Each Indenture has been duly authorized and duly qualified under the Trust Indenture Act.  Each Indenture and each related Trust Agreement constitute a valid and legally binding instrument, enforceable in accordance with its respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Each Indenture, Trust Agreement and Class of the Notes conform to the descriptions thereof contained in the related Prospectus as amended or supplemented and the related Ratings FWP applicable to such Class of Notes;

(h)         The issuance of each Class of Notes has not, and the sale of each Class of Notes and the compliance by the Company, SLM ECFC and by SLM Corporation, as applicable, with all of the provisions of this Agreement, each Class of Notes and the related the related Indenture and the related Trust Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, SLM ECFC or SLM Corporation is a party or by which the Company, SLM ECFC or SLM Corporation is bound or to which any of the property or assets of the Company, SLM ECFC or SLM Corporation is subject, nor will such action result in any violation of the provisions of the Company’s Certificate of Formation or Limited Liability Company Operating Agreement, SLM ECFC’s Certificate of Incorporation or By-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or SLM ECFC or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company or SLM ECFC of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriter;

(i)         The statements set forth in each Prospectus as amended or supplemented under the captions “Description of the Notes” and “Additional Information Regarding the Notes” insofar as they purport to constitute a summary of the terms of the particular Class of Notes related to that Prospectus, are accurate, complete and fair;

(j)         SLM ECFC is not in violation of its Certificate of Incorporation or By-laws, and the Company is not in violation of its Certificate of Formation or Limited Liability Company Operating Agreement, and neither SLM ECFC nor the Company is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(k)         Other than as set forth in each Prospectus or in SLM Corporation’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, in each case, on or prior to the date of this Agreement, filed with the Commission, as applicable, there are no legal or governmental proceedings pending to which the Company or SLM ECFC or any of its subsidiaries is a party or of which any property of SLM ECFC or any of its subsidiaries is the subject which, if determined adversely to the Company or SLM ECFC or any of its subsidiaries would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of SLM ECFC and any of its subsidiaries, taken as a whole, or the Company, or on the consummation of the transactions contemplated hereby; and, to the best of the Company’s and SLM ECFC’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(l)         The Company is not and, after giving effect to the offering and sale of the Notes, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended and the Company, acting in its capacity as the Depositor of each Trust, is not an “ineligible issuer” within the meaning of Rule 405 under the Act as of the date hereof or as of the time set forth in Rule 164(h)(2) of the Act;

(m)         Neither the Company, SLM ECFC nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(n)         KPMG are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(o)         Sallie Mae, Inc., as sponsor (the “Sponsor”) of each Trust, has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”), and the Sponsor has complied with each such representation.

3.         The Underwriter represents and agrees that:

(a)         it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust;

(b)         it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(c)         in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of any Notes to the public in that Relevant Member State other than, (a) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or (c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall require any Trust or the Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this paragraph (c), the expression “an offer of any Notes to the public” in relation to the Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable investors to decide to purchase or subscribe the Notes as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

4.         Upon the execution of this Agreement and authorization of the release of each Class of Notes, the Underwriter proposes to offer each such Class of Notes for sale upon the terms and conditions set forth in the related Prospectus, as amended or supplemented, and the related Ratings FWP for that Class of Notes.  Notes to be purchased by the Underwriter pursuant to this Agreement, in the form specified in Schedule I hereto, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriter, against payment by the Underwriter or on its behalf of the purchase price therefor by wire transfer or by certified or official bank check or checks, payable to the order of the Company in the funds specified in Schedule I hereto, all in the manner and at the place and time and date specified in Schedule I hereto or at such other place and time and date as the Underwriter and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery.”

5.         The Company agrees with the Underwriter, SLM ECFC agrees with the Underwriter that it will cause the Company, and solely with respect to Section 5(f) hereof SLM Corporation agrees with the Underwriter:

(a)         To prepare each Prospectus as amended or supplemented in relation to each Class of Notes in a form approved by the Underwriter  and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such other time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or a Prospectus as amended or supplemented after the date of this Agreement and prior to the Time of Delivery, in the event such amendment or supplement is disapproved by the Underwriter promptly after reasonable notice thereof, provided that the Company will prepare a ratings free writing prospectus relating to each Class of Notes in the form approved by the Underwriter (the “Ratings FWP”) and file each such Ratings FWP pursuant to Rule 433 under the Act; to advise the Underwriter promptly of any such amendment or supplement after such Time of Delivery and furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of any Class of Notes, and during such same period to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to a Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to any Class of Notes, of the suspension of the qualification of any Class of Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or a Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to Class of Notes or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)         Promptly from time to time to take such action as the Underwriter may reasonably request to qualify any of the Notes for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of any such Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)         To furnish the Underwriter with copies of each Prospectus as amended or supplemented, in such quantities as the Underwriter may from time to time reasonably request, and, if the delivery of a Prospectus is required at any time in connection with the offering or sale of the related Class of Notes and if at such time any event shall have occurred as a result of which the related Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the related Prospectus or to file under the Exchange Act any document incorporated by reference in that Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Underwriter and, upon their request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to that Prospectus which will correct such statement or omission or effect such compliance;

(d)         To prepare and furnish without charge to the Underwriter copies of each Ratings FWP, and to prepare and furnish without charge to the Underwriter and to any dealer in a Class of Notes as many copies as the Underwriter may from time to time reasonably request of any amendment or supplement to any Ratings FWP, which corrects an untrue statement or omission of material fact in that Ratings FWP;

(e)         To cause each Trust to make generally available to holders of the related Class of Notes issued by such Trust, as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of that Trust (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and

(f)         To cause the Sponsor to comply with each representation made by it to each Rating Agency with respect to the Notes pursuant to paragraph (a)(3)(iii) of Rule 17g-5.

6.         (a)              The Company and SLM ECFC covenant and agree with the Underwriter that the Company or SLM ECFC will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and SLM ECFC’s counsel and accountants in connection with the registration of each Class of Notes under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Prospectus and amendments and supplements thereto, and each Ratings FWP and any amendments and supplements thereto relating to the related Class of Notes and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of each Class of Notes; (iii) all expenses in connection with the qualification of any of the Notes for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; and (iv) all other costs and expenses incident to the performance of their obligations hereunder that are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Notes incurred by it, and any advertising expenses connected with any offers it may make.

(b)         Each of the Company, SLM ECFC and SLM Corporation acknowledges and agrees that the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering prices of the Notes and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other.  In connection therewith and with the process leading to such transaction, each of the Company, SLM ECFC and SLM Corporation acknowledges and agrees that the Underwriter is acting solely as a principal and not as the agent or fiduciary or in any other position of higher trust of the Company and that the Underwriter has not assumed (i) a fiduciary responsibility in favor of any Trust with respect to the offering and sale of the related Class of Notes contemplated hereby or (ii) any other obligation to any of the Company, SLM ECFC and SLM Corporation except for the obligations expressly set forth in this Agreement.  Each of the Company, SLM ECFC and SLM Corporation covenants and agrees that it will not claim that the Underwriter owes a fiduciary or other similar duty to any Trust in connection with the offering and sale of the related Class of Notes contemplated hereby or the process leading thereto.  The Underwriter covenants and agrees that it has disclosed to the Company, SLM ECFC and SLM

Corporation any conflicts of interest that would materially impact the arm’s-length commercial nature of the purchase and sale of the Notes including the determination of the initial public offering prices of the Notes and any related discounts and commissions.

7.         (a)              Other than each Prospectus as amended or supplemented that will be filed with the Commission pursuant to Rule 424(b) under the Act and the related Ratings FWP, the Underwriter shall not, without the Company’s prior written approval, convey or deliver any other written material of any kind relating to any “issuer information” as defined in Rule 433(h)(2) under the Act to any potential investor in any Class of Notes that would constitute (i) a prospectus satisfying the requirements of Rule 430B under the Act, (ii) a “free writing prospectus,” as defined in Rule 405 under the Act (a “Free Writing Prospectus”), or (iii) any “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the Act (clauses (i), (ii) and (iii) collectively referred to herein as, “Prohibited Materials”); provided, however, that you may convey to one or more of your potential investors in any Class of Notes a free writing prospectus, as defined in Rule 405 under the Act, containing only: (i) information permitted in Rule 134 under the Act and previously included in the Disclosure Materials, (ii) a column or other entry showing the status of the subscriptions for such Class of  Notes (both for the issuance as a whole and for the Underwriter’s specific retention), (iii) expected pricing parameters of such Class of Notes, (iv) weighted averages lives of such Class of Notes, (v) expected maturities of such Class of Notes, and (vi) after final pricing spreads with regard to such Class of Notes have been determined, pricing cashflows for such Class of Notes, in the case of clauses (i) through (vi) as such information is posted on a Bloomberg screen and, in the case of clauses (ii) through (vi) such free writing prospectus shall not contain information that would require the issuer to file such free writing prospectus pursuant to Rule 433 under the Act.

(b)              The Underwriter covenants with the Company and SLM ECFC that it has conveyed each Prospectus as amended or supplemented and the related Ratings FWP for the applicable Class of Notes to each investor to which it has sold those Notes in paper form, by facsimile, or electronically in Adobe Acrobat PDF format reasonably promptly after receipt by the Underwriter of such Prospectus as amended or supplemented and the related Ratings FWP from the Company and prior to the time of each contract of sale for that Class of Notes.

(c)              The Company agrees, and SLM ECFC agrees that it has caused the Company, to file with the Commission any Free Writing Prospectus that the Company provided, authorized or approved, and which the Underwriter shall not have disapproved.

(d)              Any Free Writing Prospectus required to be filed pursuant to Section 7(e) hereof by the Company have been or shall be filed with the Commission not later than the applicable time specified in the Act, if required, and will comply with all applicable requirements of the rules and regulations of the Commission with regard to Free Writing Prospectuses applicable to it.

(e)              Notwithstanding the provisions of Sections 7(c) and (d) hereof, the Company shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to any Free Writing Prospectus previously filed with the Commission.

(f)              The Company and the Underwriter agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 7 for a period of three (3) years following the initial bona fide offering of each applicable Class of Notes.

(g)              (i)           In the event that the Underwriter determines that, as of the date on which an investor entered into an agreement to purchase any Notes, the Ratings FWP related to such Class of Notes delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Underwriter shall notify the Company thereof as promptly as practicable after such determination.

(ii)           Upon receipt by the Company of notification of a Defective Free Writing Prospectus, or if the Company becomes aware of the use of a Defective Free Writing Prospectus, the Company shall prepare a Free Writing Prospectus for that Class of Notes which corrects the material misstatement or omission in the Defective Free Writing Prospectus (such corrected Free Writing Prospectus, a “Corrected Free Writing Prospectus);

(iii)           Upon receipt by an Underwriter of a Corrected Free Writing Prospectus, the Underwriter shall use reasonable efforts thereafter to provide the investor with adequate disclosure of its contractual arrangement and its rights under that contract at the time, to provide such investor with adequate disclosure of the information which would correct such statement or omission to provide such investor with a meaningful ability to terminate the prior contract and to elect to enter into or not enter into a new contract, and to enter into a new contract of sale with such investor; it being understood and agreed that any corrective disclosure shall be provided by the Company, in writing, to the Underwriter as promptly as practicable.

(h)                         Notwithstanding any other provision herein, the Underwriter, SLM ECFC and the Company each agree to pay all costs and expenses of the other party including, without limitation, legal fees and expenses, incurred in connection with any successful action by one party or parties against another party or parties to enforce any of its rights set forth in this Section 7.

(i)     The Underwriter covenants with the Company that:

(i)           it will maintain written or electronic records (the “Conveyed Information Records”) of the time and manner that any Disclosure Materials (as defined in Schedule II hereto) were conveyed to an investor at or prior to the Time of Sale (the “Conveyed Information”), all within the meaning of Rule 159 under the Act, for a period of at least three (3) years after the Time of Sale; and

(ii)           in the event of any litigation, threatened litigation or other dispute involving any of the Notes, the Company will have the right to review and copy the Conveyed Information Records during normal business hours upon reasonable prior notice; provided that, in the alternative and at your option, copies of all such Conveyed Information Records may be sent to the Company, accompanied by an officer’s certificate certifying that such materials are a true and complete record of the relevant matter.

(j)              The Underwriter covenants with the Company that during the Prospectus delivery period set forth in the Act for each Class of Notes, the Underwriter shall, if requested by a prospective investor, convey to such investor the applicable Prospectus, as amended or supplemented, in accordance with the Act.

(k)              The Underwriter covenants with the Company that it will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to a Class of Notes, the transactions contemplated by this Agreement or the other Basic Documents related to each Trust or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for such Class of Notes (as contemplated by Rule 17g-5(a)(iii)(3)(D)), without the prior consent of the Company.

(l)              The Underwriter covenants with the Company that it will not at any time institute against the Company or any Trust, or join in any institution against the Company or any Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to a Class of Notes or this Agreement.  The foregoing shall not limit the rights of the Underwriter to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Company or any Trust by a Person other than the Underwriter.

8.         The obligations of the Underwriter under this Agreement shall be subject, in the reasonable discretion of the Underwriter, to the condition that all representations and warranties and other statements of the Company and SLM ECFC in this Agreement relating to the Notes are, at and as of the Time of Delivery for such Notes, true and correct, the condition that the Company and SLM ECFC shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)         (i) Each Prospectus as amended or supplemented in relation to the Class of Notes related to that Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with;

(b)         Counsel for the Underwriter shall have furnished to the Underwriter such opinion or opinions, substantially in the form attached hereto as Annex II(a), dated the Time of Delivery, with respect to the Notes and such other related matters as the Underwriter may reasonably request;

(c)         Internal counsel for the Company, the Administrator, SLM Corporation, SLM ECFC and the Servicer, satisfactory to the Underwriter, shall have furnished to the Underwriter a written opinion or opinions, dated the Time of Delivery, substantially in the form attached hereto as Annex II(b) or as is otherwise satisfactory to the Underwriter;

(d)         Special counsel for the Company, the Administrator, SLM Corporation, SLM ECFC and the Servicer, satisfactory to the Underwriter, shall have furnished to the Underwriter one or more written negative assurance/Rule 10b-5 letter or letters, dated the Time of Delivery, substantially in the form attached hereto as Annex II(c) or as is otherwise satisfactory to the Underwriter;

(e)         Special counsel for the Company, the Administrator, SLM Corporation, SLM ECFC and the Servicer, satisfactory to the Underwriter, shall have furnished to the Underwriter a written tax opinion or opinions, dated the Time of Delivery, substantially in the form attached hereto as Annex II(d) or as is otherwise satisfactory to the Underwriter;

(f)         Special counsel for the Company, the Administrator, SLM Corporation, SLM ECFC and the Servicer, satisfactory to the Underwriter, shall have furnished to the Underwriter one or more reliance letters for the benefit of the Underwriter relating to such counsel’s opinions delivered on the original closing date with respect to each Trust (without any requirement to bring down or update such opinions), substantially in the form attached hereto as Annex II(e) or as is otherwise satisfactory to the Underwriter;

(g)         On the date of this Agreement, the independent public accountants of the Company and SLM ECFC shall have furnished to the Underwriter a letter or letters with respect to the Company, SLM ECFC, the statistical and financial information contained in each Prospectus, as amended or supplemented (including, without limitation any static pool data required to be incorporated by reference therein under Item 1105 of Regulation AB of the Act), and certain agreed upon procedures with respect to the issuance and offering of the Notes and the related Student Loans, in form and substance satisfactory to the Underwriter and in each case confirming that such accountants are independent public accountants within the meaning of the Act and the applicable rules and regulations thereunder;

(h)         (i) Neither SLM ECFC or any of its subsidiaries, taken as a whole, nor the Company shall have sustained (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, (ii) there shall not have been (A) any material adverse change in the capital stock or long-term debt of SLM ECFC or any of its subsidiaries, taken as a whole, or the Company or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of SLM ECFC or any of its subsidiaries, taken as a whole, or the Company or the transactions contemplated hereby, otherwise than, in the case of clauses

(A) and (B) above, as set forth in SLM Corporation’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q or any Current Report on Form 8-K filed with the Commission, or as disclosed in writing to the Underwriter on or prior to the date of this Agreement, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in each Prospectus as amended or supplemented relating to a Class of Notes and in the related Ratings FWP;

(i)         On or after the date of this Agreement, there shall not have occurred any of the following: (1) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (2) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (3) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (3) in the reasonable judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in each Prospectus has theretofore amended or supplemented relating to the Notes or in the related Ratings FWP or (4) since the time of execution of this Agreement or since the date as of which information is given in each Prospectus, as theretofore amended or supplemented, any material adverse change in the condition, financial or otherwise, in the earnings or business affairs of SLM ECFC or the Company, whether or not arising in the ordinary course of business;

(j)         Each of the Company and SLM ECFC shall have furnished or caused to be furnished to the Underwriter at the Time of Delivery a certificate or certificates of officers of the Company or SLM ECFC, as the case may be, satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company or SLM ECFC, as the case may be, herein at and as of such Time of Delivery, as to the performance by the Company or SLM ECFC, as the case may be, of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (g) and (h) of this Section and as to such other matters as the Underwriter may reasonably request;

(k)         At the Time of Delivery, the Notes shall have been sold to the Underwriter; and

(k)         Each Class of Notes shall be rated as set forth in the Ratings FWP related to such Class of Notes by the Rating Agency (or Agencies) specified in the related Disclosure Materials, and such Rating Agency or Agencies shall not have placed any such Notes under surveillance or review with negative implications.

9.         (a)  (i)  The Company, SLM ECFC and SLM Corporation, jointly and severally, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, each Prospectus as amended or supplemented and any other prospectus relating to the Notes, or any amendment or supplement thereto (including any static pool data referenced therein), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) each Ratings FWP as filed with the Commission in accordance with Section 7 hereof or any Corrected Free-Writing Prospectus, or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, which was not corrected by information subsequently supplied by the Company to the Underwriter reasonably prior to the sale to the applicable investor of the Notes, which sale results in the loss, claim, damage or liability arising out of or based upon such misstatement or omission, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company, SLM ECFC and SLM Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company, SLM ECFC or SLM Corporation by the Underwriter of the Notes expressly for use therein.

(ii)  The Company, SLM ECFC and SLM Corporation, jointly and severally, will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon failure of the Company, in its capacity as the Depositor of each Trust, to maintain its status as an eligible issuer within the meaning of Rule 405 under the Act as of the date hereof or as of the time set forth in Rule 164(h)(2) of the Act or its failure to file the Ratings FWP pursuant to Rule 433 under the Act, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

(iii) The Company, SLM ECFC and SLM Corporation, jointly and severally, will indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses (excluding market losses), claims, damages or liabilities, joint or several, to which the Underwriter may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) may arise out of the Underwriter’s entering into this Agreement or performing its obligations under this Agreement, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company, SLM ECFC and SLM Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the documents referred to in clause (i) of this Section 9(a) in reliance upon and in conformity with written information furnished to the Company, SLM ECFC or SLM Corporation by the Underwriter expressly for use therein.

(b)         The Underwriter will indemnify and hold harmless the Company, SLM ECFC and SLM Corporation against any losses, claims, damages or liabilities to which they may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (A) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, any Prospectus as amended or supplemented and any other prospectus relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Ratings FWP or any Corrected Free-Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company or SLM ECFC by the Underwriter expressly for use therein; and will reimburse the Company, SLM ECFC or SLM Corporation, as applicable, for any legal or other expenses reasonably incurred by the Company, SLM ECFC or SLM Corporation in connection with investigating or defending any such action or claim as such expenses are incurred or (B) arise out of or are based upon the breach by the Underwriter of the representation and covenant set forth in Section 7(k), and, in each case, will reimburse any legal or other expenses reasonably incurred by the Company or SLM ECFC in connection with investigating or defending any such action or claim; provided that the indemnification provided by the Underwriter pursuant to clause (B) above will in no event exceed the total underwriting discounts and commissions received by the Underwriter as set forth in Schedule I hereto.

(c)         Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)         If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and SLM ECFC, on the one hand and the Underwriter of the Notes on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and SLM ECFC, on the one hand and the Underwriter of the Notes on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and SLM ECFC, on the one hand, and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company and SLM ECFC bear to the total underwriting discounts and commissions received by the Underwriter.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or SLM ECFC, on the one hand, or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, SLM ECFC, SLM Corporation and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the applicable Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)         The obligations of the Company, SLM ECFC and SLM Corporation under this Section 9 shall be in addition to any liability which the Company, SLM ECFC and SLM Corporation may otherwise have, shall extend, upon the same terms and conditions, to each officer and director of the Underwriter and to each person, if any, who controls the Underwriter within the meaning of the Act and the Exchange Act, and shall remain of full force and effect notwithstanding any claim of one party against another under Section 7 hereof. The obligations of the Underwriter under this Section 9 shall be in addition to any liability which the Underwriter may otherwise have, shall extend, upon the same terms and conditions, to each officer and director of the Company, SLM ECFC or SLM Corporation and to each person, if any, who controls the Company, SLM ECFC or SLM Corporation within the meaning of the Act and shall remain of full force and effect notwithstanding any claim of one party against another under Section 7 hereof.

(f)         Notwithstanding any other provision of this Agreement, the aggregate liability of the Underwriter to the Company, SLM ECFC and SLM Corporation in respect of any losses, claims, damages, liabilities, legal or other expenses or other amounts (collectively, “Amounts”) arising out of or based upon any breaches or alleged breaches by the Underwriter of its covenant set forth in Section 7(k), without regard to whether such Amounts are payable by the Underwriter under the indemnification provided by Section 9(b) or as damages for breach of contract or otherwise, will in no event exceed the total underwriting discounts and commissions received by the Underwriter as set forth in Schedule I hereto.

10.         (a)  If the Underwriter shall default in its obligation to purchase any of the Notes which it has agreed to purchase under this Agreement, the Underwriter may in its discretion arrange for another party or other parties to purchase such Notes on the terms contained herein.  If within thirty-six hours after such default by the Underwriter, the Underwriter does not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriter to purchase such Notes on such terms.  In the event that, within the respective prescribed period, the Underwriter notifies the Company that it has so arranged for the purchase of such Notes, or the Company notifies the Underwriter that it has so arranged for the purchase of such Notes, the Underwriter or the Company shall have the right to postpone the Time of Delivery for such Notes for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or any Prospectus as amended or supplemented, or in any other documents or arrangements (including the related Ratings FWP), and the Company agrees to file promptly any amendments or supplements to the Registration Statement, any Prospectus or such Free Writing Prospectus which in the opinion of the Company may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)         [Reserved]

(c)         If, after giving effect to any arrangements for the purchase of a Class of Notes as provided in subsection (a) above, the aggregate principal amount of that Class of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of that Class of  Notes, then this Agreement shall thereupon terminate with respect to that Class of Notes, without liability on the part of the Company, except for the expenses to be borne by the Company and the Underwriter as provided in Section 6(a) hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve the Underwriter from liability for any default.

11.         The respective indemnities, agreements, representations, warranties and other statements of the Company and SLM ECFC and the Underwriter and, to the extent provided in Sections 5(f), 6(b), 9, 12 and 14, SLM Corporation, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, SLM ECFC or SLM Corporation or any officer or director or controlling person of the Company, SLM ECFC or SLM Corporation, and shall survive delivery of and payment for the Notes.

12.         If this Agreement shall be terminated pursuant to Section 10 or Section 8(h) hereof, the Company, SLM ECFC and SLM Corporation shall not then be under any liability to the Underwriter with respect to the Notes except as provided in Section 9 hereof and in Section 6(a) hereof with respect to the Company and SLM ECFC; but, if for any other reason the Notes are not delivered by or on behalf of the Company as provided herein, the Company and SLM ECFC will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Notes, but the Company, SLM ECFC and SLM Corporation shall then be under no further liability to the Underwriter with respect to such Notes except as provided in Sections 6(a) and 9 hereof.

13.         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to the address of the Underwriter as set forth in Schedule I hereto; and if to the Company, SLM ECFC or SLM Corporation shall be delivered or sent by mail, telex or facsimile transmission to:

SLM Funding LLC
2001 Edmund Halley Drive
Reston, Virginia 20191
Facsimile:                      (703) 984-6586
Attention:                      Eric Watson

SLM Education Credit Finance Corporation
2001 Edmund Halley Drive
Reston, Virginia 20191
Facsimile:                      (703) 984-6586
Attention:                      Eric Watson

SLM Corporation
300 Continental Drive
Newark, Delaware 19713
Facsimile:                      (703) 984-5760
Attention:                      Stephen McGarry

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and  SLM ECFC and, to the extent provided in Sections 5(f), 6(b), 9, 11 and 12 hereof, SLM Corporation, the officers and directors of the Company, SLM ECFC and SLM Corporation and each person who controls the Company, SLM ECFC, SLM Corporation or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Notes from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.         Time shall be of the essence in connection with this Agreement.  As used herein, “business day” shall mean any day when banking institutions are open for business in New York City, New York.

16.         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.         This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof.

Very truly yours,

SLM Funding LLC

By:	/s/ Mark D. Rein
Name: Mark D. Rein
Title: Vice President

SLM Education Credit Finance Corporation

By:	/s/ Mark D. Rein
Name: Mark D. Rein
Title: Vice President

Accepted and agreed with respect to Sections 2(h), 5(f), 6(b), 9, 11, 12 and 14 of this Agreement:

SLM Corporation

By:	/s/ Joseph DePaulo
Name: Joseph DePaulo
Title: Executive Vice President, Banking and Finance

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Robert Sheldon
Name: Robert Sheldon
Title: Managing Director

By:	/s/ Karan Mehta
Name: Karan Mehta
Title: Director

SCHEDULE I

Amount of Notes to be Purchased:

Issuing Entity	Title of Notes	CUSIP	Amount of Notes	Price to Public:	Underwriter’s Discount	Purchase Price by Underwriter:
SLM Student Loan Trust 2007-6	Floating Rate Class B Student Loan-Backed Notes due April 27, 2043	78444CAF0	$36,793,000.00	85.50000%	0.30000%	85.20000%
SLM Student Loan Trust 2007-7	Floating Rate Class B Student Loan-Backed Notes due October 25, 2028	78444EAE9	$45,015,000.00	83.71875%	0.30000%	83.41875%
SLM Student Loan Trust 2007-8	Floating Rate Class B Student Loan-Backed Notes due April 27, 2043	78444XAF4	$36,724,000.00	86.81250%	0.30000%	86.51250%
SLM Student Loan Trust 2008-2	Floating Rate Class B Student Loan-Backed Notes due January 25, 2029	784442AD7	$68,414,000.00	86.00000%	0.30000%	85.70000%
SLM Student Loan Trust 2008-3	Floating Rate Class B Student Loan-Backed Notes due April 25, 2029	78444GAD6	$30,374,000.00	87.96875%	0.30000%	87.66875%
SLM Student Loan Trust 2008-4	Floating Rate Class B Student Loan-Backed Notes due April 25, 2029	78445AAE6	$29,969,000.00	89.71875%	0.30000%	89.41875%
SLM Student Loan Trust 2008-5	Floating Rate Class B Student Loan-Backed Notes due July 25, 2029	78444YAE5	$122,418,000.00	96.34375%	0.30000%	96.04375%
SLM Student Loan Trust 2008-6	Floating Rate Class B Student Loan-Backed Notes due July 25, 2029	78445CAE2	$60,439,000.00	94.90625%	0.30000%	94.60625%
SLM Student Loan Trust 2008-7	Floating Rate Class B Student Loan-Backed Notes due July 25, 2029	78445FAE5	$46,502,000.00	95.40625%	0.30000%	95.10625%
SLM Student Loan Trust 2008-8	Floating Rate Class B Student Loan-Backed Notes due October 25, 2029	78445GAE3	$29,466,000.00	99.50000%	0.30000%	99.20000%
SLM Student Loan Trust 2008-9	Floating Rate Class B Student Loan-Backed Notes due October 25, 2029	78445JAB3	$122,584,000	99.50000%	0.30000%	99.20000%

Specified Funds for Payment of Purchase Price:	Immediately Available Funds

Form of Notes:	Book-Entry (DTC, Clearstream, Luxembourg and/or Euroclear)

Time of Sale:	October 23, 2013

Time of Delivery:	October 25, 2013

Name and address of Underwriter:	Deutsche Bank Securities Inc. 60 Wall Street, 3rd Floor New York, NY 10005

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SCHEDULE II

DISCLOSURE PACKAGES

I.
The supplement, dated October 23, 2013 relating to certain of the Class B Notes issued by the SLM Student Loan Trust 2007-6 (“SLM 2007-6”), to the prospectus supplement, dated October 16, 2007 relating to the notes issued by SLM 2007-6 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2007-6 Prospectus”).

The ratings free-writing prospectus dated October 23, 2013 (the “2007-6 Ratings FWP” and together with the 2007-6 Prospectus, the “2007-6 Disclosure Materials”) describing the current ratings on the Class B Notes issued by SLM 2007-6 on October 23, 2007 and identifying the applicable rating agencies.

II.
The supplement, dated October 23, 2013 relating to certain of the Class B Notes issued by the SLM Student Loan Trust 2007-7 (‘SLM 2007-7”), to the prospectus supplement, dated November 1, 2007 relating to the notes issued by SLM 2007-7 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2007-7 Prospectus”).

The ratings free-writing prospectus dated October 23, 2013 (the “2007-7 Ratings FWP” and together with the 2007-7 Prospectus, the “2007-7 Disclosure Materials”) describing the current ratings on the Class B Notes issued by SLM 2007-7 on November 8, 2007 and identifying the applicable rating agencies.

III.
The supplement, dated October 23, 2013 relating certain of the Class B Notes issued by the SLM Student Loan Trust 2007-8 (“SLM 2007-8”), to the prospectus supplement, dated November 30, 2007 relating to the notes issued by SLM 2007-8 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2007-8 Prospectus”).

The ratings free-writing prospectus dated October 23, 2013 (the “2007-8 Ratings FWP” and together with the 2007-8 Prospectus, the “2007-8 Disclosure Materials”) describing the current ratings on the Class B Notes issued by SLM 2007-8 on December 6, 2007 and identifying the applicable rating agencies.

IV.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-2 (“SLM 2008-2”), to the prospectus supplement, dated January 31, 2008 relating to the notes issued by SLM 2008-2 and the base prospectus dated

September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-2 Prospectus”).

The ratings free-writing prospectus dated October 23, 2013 (the “2008-2 Ratings FWP” and together with the 2008-2 Prospectus, the “2008-2 Disclosure Materials”) describing the current ratings on the Class B Notes issued by SLM 2008-2 on February 7, 2008 and identifying the applicable rating agencies.

V.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-3 (“SLM 2008-3”), to the prospectus supplement, dated February 22, 2008 relating to the notes issued by the Trust and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-3 Prospectus”).

The ratings free-writing prospectus dated October 23, 2013 (the “2008-3 Ratings FWP” and together with the 2008-3 Prospectus, the “2008-3 Disclosure Materials”) describing the current ratings on the Class B Notes issued by SLM 2008-3 on February 28, 2008 and identifying the applicable rating agencies.

VI.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-4 (“SLM 2008-4”), to the prospectus supplement, dated April 11, 2008 relating to the notes issued by SLM 2008-4 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-4 Prospectus”).

The ratings free-writing prospectus dated October 23, 2013 (the “2008-4 Ratings FWP” and together with the 2008-4 Prospectus, the “2008-4 Disclosure Materials”) describing the current ratings on the Class B Notes issued by SLM 2008-4 on April 17, 2008 and identifying the applicable rating agencies.

VII.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-5 (“SLM 2008-5”), to the prospectus supplement, dated April 28, 2008 relating to the notes issued by SLM 2008-5 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-5 Prospectus”).

The ratings free-writing prospectus dated October 23, 2013 (the “2008-5 Ratings FWP” and together with the 2008-5 Prospectus, the “2008-5 Disclosure Materials”) describing the current ratings on the Class B Notes issued by SLM 2008-5 on April 30, 2008 and identifying the applicable rating agencies.

VIII.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-6 (“SLM 2008-6”), to the prospectus supplement, dated June 5, 2008 relating to the notes issued by SLM 2008-6 and the base prospectus dated September

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9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-6 Prospectus”).

The ratings free-writing prospectus dated October 23, 2013 (the “2008-6 Ratings FWP” and together with the 2008-6 Prospectus, the “2008-6 Disclosure Materials”) describing the current ratings on the Class B Notes issued by SLM 2008-6 on June 12, 2008 and identifying the applicable rating agencies.

IX.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-7 (“SLM 2008-7”), to the prospectus supplement, dated June 25, 2008 relating to the notes issued by SLM 2008-7 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-7 Prospectus”).

The ratings free-writing prospectus dated October 23, 2013 (the “2008-7 Ratings FWP” and together with the 2008-7 Prospectus, the “2008-7 Disclosure Materials”) describing the current ratings on the Class B Notes issued by SLM 2008-7 on July 2, 2008 and identifying the applicable rating agencies.

X.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-8 (“SLM 2008-8”), to the prospectus supplement, dated July 30, 2008 relating to the notes issued by SLM 2008-8 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof (collectively, the “SLM 2008-8 Prospectus”).

The ratings free-writing prospectus dated October 23, 2013 (the “2008-8 Ratings FWP” and together with the 2008-8 Prospectus, the “2008-8 Disclosure Materials”) describing the current ratings on the Class B Notes issued by SLM 2008-8 on August 5, 2008 and identifying the applicable rating agencies.

XI.
The supplement, dated October 23, 2013 relating to the Class B Notes issued by the SLM Student Loan Trust 2008-9 (“SLM 2008-9”), to the prospectus supplement, dated August 22, 2008 relating to the notes issued by SLM 2008-9 and the base prospectus dated September 9, 2013, in each case as amended or supplemented as of the date hereof, (collectively, the “SLM 2008-9 Prospectus”).

The ratings free-writing prospectus dated October 23, 2013 (the “2008-9 Ratings FWP” and together with the 2008-9 Prospectus, the “2008-9 Disclosure Materials”) describing the current ratings on the Class B Notes issued by SLM 2008-9 on August 28, 2008 and identifying the applicable rating agencies.

“Disclosure Materials” means, collectively, the SLM 2007-6 Disclosure Materials, the SLM 2007-7 Disclosure Materials, the SLM 2007-8 Disclosure Materials, the SLM 2008-2 Disclosure Materials, the SLM 2008-3 Disclosure Materials, the SLM 2008-4 Disclosure Materials, the SLM

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2008-5 Disclosure Materials, the SLM 2008-6 Disclosure Materials, the SLM 2008-7 Disclosure Materials, the SLM 2008-8 Disclosure Materials and the SLM 2008-9 Disclosure Materials.

“Prospectuses” means, collectively, the SLM 2007-6 Prospectus, the SLM 2007-7 Prospectus, the SLM 2007-8 Prospectus, the SLM 2008-2 Prospectus, the SLM 2008-3 Prospectus, the SLM 2008-4 Prospectus, the SLM 2008-5 Prospectus, the SLM 2008-6 Prospectus, the SLM 2008-7 Prospectus, the SLM 2008-8 Prospectus and the SLM 2008-9 Prospectus.

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SCHEDULE III

INDENTURES

•
The Indenture, dated as of October 23, 2007, among the SLM Student Loan Trust 2007-6 (the “Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the Trust (the “Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the Trust (the “Indenture Trustee”);

•
The Indenture, dated as of November 8, 2007, among the SLM Student Loan Trust 2007-7 (the “Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the Trust (the “Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the Trust (the “Indenture Trustee”);

•
The Indenture, dated as of December 6, 2007, among the SLM Student Loan Trust 2007-8 (the “Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the Trust (the “Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the Trust (the “Indenture Trustee”);

•
The Indenture, dated as of February 7, 2008, among the SLM Student Loan Trust 2008-2 (the “Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the Trust (the “Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the Trust (the “Indenture Trustee”);

•
The Indenture, dated as of February 28, 2008, among the SLM Student Loan Trust 2008-3 (the “Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the Trust (the “Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank

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Trust Company Americas, as the indenture trustee of the Trust (the “Indenture Trustee”);

•
The Indenture, dated as of April 17, 2008, among the SLM Student Loan Trust 2008-4 (the “Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the Trust (the “Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the Trust (the “Indenture Trustee”);

•
The Indenture, dated as of April 30, 2008, among the SLM Student Loan Trust 2008-5 (the “Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the Trust (the “Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the Trust (the “Indenture Trustee”);

•
The Indenture, dated as of June 12, 2008, among the SLM Student Loan Trust 2008-6 (the “Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, N.A.), as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the Trust (the “Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the Trust (the “Indenture Trustee”);

•
The Indenture, dated as of July 2, 2008, among the SLM Student Loan Trust 2008-7 (the “Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the Trust (the “Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the Trust (the “Indenture Trustee”);

•
The Indenture, dated as of August 5, 2008, among the SLM Student Loan Trust 2008-8 (the “Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the Trust (the “Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the Trust (the “Indenture Trustee”); and

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•
The Indenture, dated as of August 28, 2008, among the SLM Student Loan Trust 2008-9 (the “Trust”), Deutsche Bank Trust Company Americas, as successor to The Bank of New York Mellon Trust Company, National Association, as eligible lender trustee and as holder of legal title to the Trust Student Loans on behalf of the Trust (the “Eligible Lender Trustee”), and Deutsche Bank National Trust Company as successor to Deutsche Bank Trust Company Americas, as the indenture trustee of the Trust (the “Indenture Trustee”).

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ANNEX II(a)

The Underwriter: Outside Counsel Opinion

[Opinion to be issued, which will be substantially in the form provided for SLM Student Loan Trust 2011-3 Class B Notes Issuance]

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ANNEX II(b)

The Company, SLM ECFC and the Servicer: Internal Counsel Opinion

[Opinion to be issued, which will be substantially in the form provided for SLM Student Loan Trust 2011-3 Class B Notes Issuance]

ANNEX II(c)

The Company, SLM ECFC and the Servicer:  Outside Counsel Negative Assurance/

Rule 10b-5 Opinion

[Opinion to be issued, which will be substantially in the form provided for SLM Student Loan Trust 2011-3 Class B Notes Issuance]

ANNEX II(d)

The Company, SLM ECFC and the Servicer:  Outside Counsel Tax Opinion

[Opinion to be issued, which will be substantially in the form provided for SLM Student Loan Trust 2011-3 Class B Notes Issuance]

ANNEX II(e)

SLM Corp, the Company, SLM ECFC and the Servicer:  Outside Counsel Reliance Letters

[Reliance Letters to be issued, substantially in the form attached hereto]